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                                  EXHIBIT 99.3
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                                          DECRANE AIRCRAFT HOLDINGS, INC.

                                          2361 Rosecrans Ave., Suite 180

                                          El Segundo, CA 90245

                                          TRADED: NASDAQ: DAHX

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AT THE COMPANY:              AT THE FINANCIAL RELATIONS BOARD:
Robert A. Rankin             Karen Taylor                 Moira Conlon                 Michaelle Burstin
Chief Financial Officer      General Information          Investor/Analyst Contact     Media Contact
(310) 725-9123               (310) 442-0599               (310) 442-0599               (310) 442-0599
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FOR IMMEDIATE RELEASE

JULY 1, 1998

          DECRANE AIRCRAFT HOLDINGS ACQUIRES DETTMERS INDUSTRIES INC.,
               DESIGNER AND MANUFACTURER OF CORPORATE JET SEATING

                            ACQUISITION HIGHLIGHTS:

    - STRENGTHENS PRODUCT OFFERINGS IN THE AIRCRAFT CABIN

    - INCREASES SALES TO EXISTING CLIENTS, INCLUDING DASSAULT/FALCON JET, BOMBARDIER AND THE MAJOR MODIFICATION CENTERS

    EL SEGUNDO, CA, JULY 1, 1998--DeCrane Aircraft Holdings, Inc. (NASDAQ:
DAHX), a leading manufacturer of avionics components and an avionics systems integrator for the commercial and high-end corporate aircraft industry, today announced the acquisition of Dettmers Industries Inc., a Florida-based manufacturer of cabin interior products for the corporate jet market.

DETTMERS--KEY PLAYER IN CABIN INTERIORS

    Dettmers Industries designs, manufactures and markets seating and other cabin interior products for the corporate aviation industry, particularly to aircraft completion centers. Dettmers is a certified FAA manufacturing and repair station, which expedites approvals and completion dates. Dettmers has been growing revenues in excess of 30% annually for the last three years, said DeCrane.

    "While several synergies have been identified in the sales and marketing areas, the real attractiveness of the company is the potential for several new seat designs that are currently coming to market. Therefore, the short-term focus of the new subsidiary will be to qualify these new seat designs," said DeCrane. "We believe the new motorized seat offered by Dettmers is among the finest available, and has the potential to dominate the high-end executive seating market for corporate jets," added DeCrane.

    "Dettmers has considerable expertise in making highly functional, motorized seating products for the corporate jet market," said DeCrane. "The recently obtained order for the executive seating on five new Boeing BBJ aircraft is evidence of the company's evolving status as one of the premier providers of executive seating products," said DeCrane.

    Dettmers sells its products to many of the same customers already serviced by DeCrane, including Dassault, Bombardier and the major modification centers. In addition to the obvious sales synergies, many of the products created by DeCrane's Audio International and Avtech subsidiaries will be highly complementary to Dettmers' product line, said DeCrane. Audio International produces sound and cabin management systems, including in-flight entertainment equipment, which is often housed in aircraft seating; Avtech makes audio, lighting, power, communications and control equipment.

    Dettmers will operate as a separate subsidiary of DeCrane. President Andrew Perl will report directly to Chuck Becker, DeCrane's President and Chief Operational Officer. Co-founder and Vice President of
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Product Development Peter Dettmers will continue in his role as the chief technology officer of the company.

FITS DECRANE'S KEY ACQUISITION CRITERIA

    DeCrane said he believes Dettmers' product line takes the company another step forward by expanding the Company's product offerings for the high-end corporate jet market to include seating and other cabinet interior products. The industry is consolidating rapidly as the larger aircraft companies pare back the number of vendors they are willing to buy from, thus simplifying their purchasing operations. DeCrane is an industry leader in this consolidation movement, acquiring companies that fit its acquisition criteria.

    Generally speaking, DeCrane seeks companies that provide synergy with the existing product line or that give the company new capabilities. DeCrane's product line is well balanced and is used throughout the lifecycle of an aircraft (OEM, aftermarket and retrofit market).

FORWARD LOOKING STATEMENTS

    Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Important factors that the Company believes might cause such differences are discussed in the cautionary statements accompanying the forward-looking statements in the Company's reports filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, readers are urged to read carefully all cautionary statements contained in those filings with the Securities and Exchange Commission.

    DeCrane Aircraft Holdings, Inc. is a leading manufacturer of avionics components and a provider of avionics systems integration services in certain niche markets of the commercial aircraft and high-end corporate jet industries. The Company's products and services typically are utilized to provide an interface between an aircraft and its avionic systems.

    For more information about DeCrane Aircraft Holdings, Inc. via facsimile simply call 1-800-PRO-INFO and dial client code "DAHX".